As filed with the Securities and Exchange Commission on June 18, 2007  SEC File No-__________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Modigene Inc.
(Exact name of registrant as specified in its charter)

Nevada	20-0854033
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

8000 Towers Crescent Drive, Suite 1300, Vienna, Virginia 22182
(Address, including zip code, of registrant principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:	None

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☒

Securities Act Registration Statement File Numbers to which this form relates (if applicable): N/A

Securities to be registered pursuant to Section 12(g) of the Act: Common Stock, par value $0.00001 per share

Item 1. Description of Registrant’s Securities to be Registered.

Information concerning the Registrant’s Common Stock, par value $0.00001 per share, is contained in the Registrant’s Form 8-K filed with the Securities and Exchange Commission on May 14, 2007, under the heading “Description of Securities—Description of Common Stock,” and such information is incorporated herein by reference.

Item 2. Exhibits.

Exhibit No.	Description
3.1
Amended and Restated Articles of Incorporation of Modigene Inc. (f/k/a LDG, Inc.) (incorporated by reference from the Company’s Form 8-K filed with the Securities and Exchange Commission on February 27, 2006)

3.2	Amended and Restated Bylaws of Modigene Inc. (incorporated by reference from the Company’s Form 8-K filed with the Securities and Exchange Commission on May 14, 2007)

4.5	Form of Lock-Up Agreement (incorporated by reference from the Company’s Form 8-K filed with the Securities and Exchange Commission on May 14, 2007)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly cause this Registration Statement to be signed on their behalf by the undersigned, thereto duly authorized.

June 19, 2007	MODIGENE INC. By: /s/ Shai Novik Shai Novik President